Exhibit 99.2

Square 1 Bank

$3,600,000.00	, 2011

TERM NOTE

FOR VALUE RECEIVED, the undersigned, jointly and severally if more than one, promises to pay to the order Square 1 Bank or its successors or assigns at 406 Blackwell Street, Suite 420, Durham, North Carolina 27701, or such other place as the holder hereof may from time to time designate in writing, the principal sum of Three Million Six Hundred Thousand and No/100 Dollars ($3,600,000.00), plus interest on the unpaid principal balance at the rate specified below.  Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

For the period commencing on the date hereof and continuing through and until the Maturity Date (hereinafter defined) interest on the principal balance hereof, or portions thereof, outstanding from time to time shall accrue at the rate per annum equal to one percent (1.00%) plus the prime interest rate (hereinafter referred to as the “Prime”) quoted or published from time to time in the Money Rates section of the Wall Street Journal, or if no such rate is published in the Wall Street Journal, then the nearest comparable published rate, as determined by the holder of this Note.  The interest rate shall be adjusted every calendar quarter hereafter upon any change in the Prime to the appropriate percentage above the Prime in effect on such date.  At no time shall the interest rate be less than five and 75/100ths percent (5.75%).  Accordingly, the rate of interest in effect as of the date hereof, and remaining in effect until and unless a calendar quarter change occurs to the Prime and Prime is at least four and 75/100ths percent (4.75%), is and shall be five and 75/100ths percent (5.75%).

The repayment of this note shall be as follows:

(i)            Equal monthly installments of principal and interest based on a twenty-five (25) year amortization schedule will be due and payable each in the amount of $22,647.83 on December 1, 2011 and continuing on the same day of each and every month thereafter through and including October     , 2036.

(ii)           On October     , 2036 (the “Maturity Date”), the entire outstanding principal balance of the indebtedness hereby evidenced, together with all accrued but unpaid interest thereon, and all other sums due to holder hereunder shall be due and payable in full.

Payments, when made, shall be applied in a manner and order according to the sole discretion of the holder of this Note.  The Note may be re-amortized on an annual basis.

If any payment required to be paid by this Note is not paid in full within ten (10) days after its scheduled due date, the holder hereof may assess a late charge in the amount of five percent (5%) of the unpaid amount of the payment, or the maximum permitted by applicable law, whichever is less.

The undersigned shall pay the holder of this Note an annual renewal fee of .25/100ths percent (.25%) of the USDA guaranteed portion of the outstanding principal balance of this Note on December 31st of each year.  The first payment will be made to holder on December 31st, 2012.

The undersigned and all guarantors and endorsers of this Note waive presentment, demand, protest and notice of non-payment and each of the undersigned is bound as a principal and not as a surety.  The undersigned and all guarantors and endorsers hereof agree to any extensions of time of payment and partial payment, before, at or after maturity, without notice.  This Note shall bear interest at the rate of five points (5.00%) per annum above the interest rate otherwise payable under the terms of this Note after maturity or in the event of default until paid in full.

This Note and any extensions or renewals hereof is secured by (i) that certain Mortgage and Security Agreement dated of even date herewith and filed in the Recorder’s Office of Lafayette County, Arkansas, and any and all amendments and replacements thereto, executed by the undersigned in favor of Square 1 Bank and (ii) other security.

Failure to make any payment when due, or any default under any encumbrance or agreement securing this Note, or any default in any document executed simultaneously herewith in connection with the loan, shall cause the entire remaining unpaid balance of principal and interest to be declared immediately due and payable at the option of the holder of this Note.

In the event holder shall employ counsel to collect this obligation or to administer, protect or foreclose the security given in connection herewith, the undersigned, jointly and severally if more than one, agrees to pay reasonable attorney’s fees for services of such counsel, whether or not suit is brought, plus costs incurred in connection therewith.

In the event of prepayment, in whole or in part, the undersigned shall provide holder with at least twenty-one (21) days prior written notice of prepayment and a prepayment penalty rate shall be assessed as follows.

1.     If the prepayment occurs on or before the first anniversary date of the loan, the prepayment penalty will equal ten percent (10%) of the principal amount prepaid.

2.     If the prepayment occurs after the first anniversary date, but on or before the second anniversary date, the prepayment penalty will equal nine percent (9%) of the principal amount prepaid.

3.     If the prepayment occurs after the second anniversary date, but on or before the third anniversary date, the prepayment penalty will equal eight percent (8%) of the principal amount prepaid.

4.     If the prepayment occurs after the third anniversary date, but on or before the fourth anniversary date of this Note, the prepayment penalty will equal seven percent (7%) of the principal amount prepaid.

5.     If the prepayment occurs after the fourth anniversary date, but on or before the fifth anniversary date, the prepayment premium will equal six percent (6%) of the principal amount prepaid.

6.     If the prepayment occurs after the fifth anniversary date, but on or before the sixth anniversary date, the prepayment premium will equal five percent (5%) of the principal amount prepaid.

7.     If the prepayment occurs after the sixth anniversary date, but on or before the seventh anniversary date, the prepayment premium will equal four percent (4%) of the principal amount prepaid.

8.     If the prepayment occurs after the seventh anniversary date, but on or before the eighth anniversary date, the prepayment premium will equal three percent (3%) of the principal amount prepaid.

9.     If the prepayment occurs after the eighth anniversary date, but on or before the ninth anniversary date, the prepayment premium will equal two percent (2%) of the principal amount prepaid.

10.   If the prepayment occurs after the ninth anniversary date, but on or before the tenth anniversary date, the prepayment premium will equal one percent (1%) of the principal amount prepaid.

A prepayment penalty shall not apply if the prepayment occurs after the tenth anniversary date.

This Promissory Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of North Carolina, except and only to the extent of procedural matters related to the perfection and enforcement of Lender’s rights and remedies against the real and personal property collateral, which matters shall be governed by the laws of the State of Arkansas.  However, in the event that the enforceability or validity of any provision of this Agreement is challenged or questioned, such provision shall be governed by which whichever applicable state or federal law would uphold or would enforce such challenged or questioned provision.  The loan transaction which is evidenced by this Note has been applied for, considered, approved and made, and all necessary loan documents have been accepted by Lender in the State of North Carolina.

If the Note is mutilated, lost, stolen or destroyed, then upon surrender thereof (if mutilated) or receipt of evidence and indemnity (if lost, stolen or destroyed) the undersigned shall execute and deliver a new note of like tenor, which shall show all payments which have been made on account of the principal hereof.

IN WITNESS WHEREOF, the undersigned has executed this Note under seal as of the date first above written.

Homestead Property Holdings, LLC

By:	/s/ Christopher F. Brogdon	(L.S.)
Christopher F. Brogdon, Manager

Homestead Nursing, LLC

By:	/s/ Christopher F. Brogdon	(L.S.)
Christopher F. Brogdon, Manager